UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 05/30/2018

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 30, 2018, Bemax Inc.(“the Company”) received a notice of default from JSJ Investments, Inc (“JSJ” and the “Default Notice”), which alleged the occurrence of an event of default under the terms that certain Convertible Promissory Notes (the “Notes”) sold by the Company to JSJ on March 27, 2017 and August 3, 2017 respectively, and demand all principal and accrued interest outstanding under the Convertible Notes to be immediately due and payable.

The Company vehemently disagreed with JSJ’s claims and allegations and refused to comply with JSJ’s demands stated on the Default Notice. On May 21, 2018 pursuant to the amendment section on the Notes, the Company seeks to restructure the Notes which JSJ refused to accept with primary intention to continue to dump the shares of Company in to the market.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Document Description 4.1 Default Notice (Notice of Default Under Certain Convertible Promissory Notes Held by JSJ Investment, Inc)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  May 31, 2018

By: /s/ Taiwo Aimasiko

President/CEO